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                                                                    EXHIBIT 23.4

                    [LETTERHEAD OF DAY, BERRY & HOWARD LLP]

                                                 May 3, 2000

Central Maine Power Company
83 Edison Drive
Augusta, Maine 04336

    Re: $500,000,000 in Aggregate Principal Amount of Medium-Term Notes, Series E (the "Notes") of Central Maine Power Company (the "Company")

Dear Ladies and Gentlemen:

    We hereby consent to the use of our name under the caption "Legal Opinions" in the Company's Registration Statement on Form S-3 and any amendments or supplements thereto pursuant to which the offering of the Notes is being registered under the Securities Act of 1933.

                                          Very truly yours,
                                          /s/ Day, Berry & Howard LLP
                                          Day, Berry & Howard LLP

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